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                                                                     EXHIBIT 5.1

                                February 5, 2004

InVision Technologies, Inc.
7151 Gateway Boulevard
Newark, California 94560

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by InVision Technologies, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about February 6, 2004 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 854,745 shares of the Company's Common Stock (the "STOCK"), $0.001 par value per share, subject to issuance by the Company upon the exercise of stock options granted under the Company's 2000 Equity Incentive Plan, as amended (the "INCENTIVE PLAN"). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

      (1) the Company's Amended and Restated Certificate of Incorporation dated April 23, 1996, and filed with the Delaware Secretary of State on April 30, 1996 and the Company's Amendment to Amended and Restated Certificate of Incorporation dated February 28, 2002 and filed with the Delaware Secretary of State on February 28, 2002 (collectively, the "CERTIFICATE OF INCORPORATION").

      (2) the Company's Bylaws, as amended as of July 1, 2003, certified by the Assistant Secretary of the Company on September 19, 2003 (the "BYLAWS").

      (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

      (4)   the Prospectus prepared in connection with the Registration
            Statement.

      (5) the minutes of all meetings and actions by written consent of all meetings of the Company's incorporator, Board of Directors and stockholders since May 29, 1998, including the minutes of the meetings of the Board of Directors on April 24, 2000 and May 7, 2002 approving the Incentive Plan and the amendment of the Plan, respectively, and the meetings of the stockholders on
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            May 31, 2000 and June 13, 2002, approving the Incentive Plan and the amendment of the Plan, respectively.

      (6) the stock records that the Company has provided to us (consisting of a report from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of December 31, 2003, a report from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof, and a report of the outstanding options and warrants and of any other outstanding rights to purchase capital stock that was prepared by the Company and dated February 5, 2004), verifying the number of issued and outstanding securities as of such dates.

      (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE").

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the holders of the Stock and the due authorization, execution and delivery of all such documents by the such holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

      Based upon the foregoing, it is our opinion that the 854,745 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the Incentive Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the
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InVision Technologies, Inc.
February 5, 2004
Page 3

consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                   Very truly yours,

                                   FENWICK & WEST LLP

                                   By:   /s/ David K. Michaels
                                        ----------------------------------
                                        David K. Michaels, a Partner